                                                           Exhibit No. EX-99.j.1

                        CONSENT OF INDEPENDENT ACCOUTANTS

We hereby  consent  to the  incorporation  by  reference  in the  Post-Effective
Amendment No. 37 to the Registration  Statement of GAM Funds,  Inc. on Form N-1A
(File No.  2-92136) of our report  dated  February  12, 2002 on our audit of the financial  statements  and  financial  highlights of the GAM Funds,  Inc.  which report is included in the Annual  Report for GAM Funds,  Inc. for the year ended
December  31,  2001  which is  incorporated  by  reference  in the  Registration
Statement.

We also  consent  to the  reference  to our firm  under the  heading  "Financial
Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
April 29, 2002